Exhibit 10.8

R E S T R I C T E D S T O C K U N I T A W A R D C E R T I F I C A T E

Non-transferable

G R A N T T O

("Grantee")

by FB Financial Corporation (the "Company") of

restricted stock units conve11ible, on a one-for-one basis, into shares of Stock (the "Units").

The Units are granted pursuant to and subject to the provisions of the FB Financial Corporation 2016 Incentive Plan (the "Plan") and to the terms and conditions set f011h on the following pages (the "Terms and Conditions"). By accepting the Units, Grantee shall be deemed to have agreed to the Terms and Conditions set forth in this Award Certificate and the Plan . Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

Unless vesting is accelerated in accordance with the Plan or Section l of the Terms and Conditions, the Units shall vest (become non-forfeitable) in accordance with the following schedule, subject to Grantee's Continuous Service on each vesting date.

Vesting Date

Percent of Units Vesti ng

IN WITNESS WHEREOF, FB Financial Corporation, acting by and through its duly authorized officers, has caused this Award Certificate to be duly executed.

FB FINANCIAL CORPORATION

By:James Gordon

Its:Chief Financial Officer Grant Date:

Exhibit 10.8

Approved by Compensation Committee on 3.1.2018

Exhibit 10.8

TERMS AND CONDITIONS

1.   Vesting of Units. The Units will vest and become non-forfeitable on the earliest to occur of the following (each, a "Vesting Date"):

(a)	as to the percentages of the Units specified on the cover page hereof, on the respective Vesting Dates specified on the cover page hereof, subject to Grantee's Continuous Service on each vesting date;
(b)	as to all of the Units, on the termination of Grantee's Continuous Service by the Company by reason of Grantee's death;
(c)	as to all of the Units, on the termination of Grantee's Continuous Service by the Company by reason of Grantee's Disability ;
(d)

as to all of the Units, on the termination of Grantee's Continuous Service by the Company by reason of Grantee's Qualifying Retirement. For purposes of this Award Certificate, a "Qualifying Retirement" means Grantee's termination of employment at or following age 65 with at least ten (10) years of service with the Company;

(e)	as to all of the Units, on the termination of Grantee's Continuous Service by the Company without Cause;
(f)

as to all of the Units, on the occurrence of a Change in Control, unless the Units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control; or

(g)

as to all of the Units, if the Units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, on the termination of Grantee's employment by the Company without Cause (or Grantee's resignation for Good Reason as provided in any employment, severance or similar agreement between Grantee and the Company or an Affiliate) within two years after the effective date of the Change in Control.

If Grantee's Continuous Service terminates prior to a Vesting Date for any reason other than as described in (b), (c), (d), (e) or (g) above, Grantee shall forfeit all right, title and interest in and to the then unvested Units as of the date of such termination and the unvested Units will be reconveyed to the Company without further consideration or any act or action by Grantee.

2.

Conversion to Stock. The Units that vest upon a Vesting Date will be converted to shares of Stock on the Vesting Date (the "Conversion Date"). Notwithstanding the foregoing, if (i) the Vesting Date occurs by reason of Section l(c), (d), (e) or (g) hereof, and (ii) Grantee is a "specified employee" of the   Company   (as  defined   in   Section 409A   of  the   Code   and   applicable regulations) as of the date of his or her termination of employment, then, to the extent required by Section 409A of the Code, the shares of Stock will be delivered to Grantee on the first day of the seventh month following the date of Grantee's termination of employment. The shares of Stock will be registered in the name of Grantee as of the Conversion Date, and certificates for the shares of Stock (or, at the option of the Company, statements of book entry notation of the shares of Stock in the name of Grantee in lieu thereof) shall be delivered to Grantee or Grantee's designee upon request of Grantee as soon as practicable after the Conversion Date.

3.	Dividend Rights. The Units are not entitled to any dividends or dividend equivalent rights.
4.

Voting Rights. Grantee shall not have voting rights with respect to the Units. Upon conversion of the Units into shares of Stock, Grantee will obtain full voting rights and other rights as a shareholder of the Company.

5.

No Right of Continued Service.   Nothing in this Award Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee's service at any time, nor confer upon Grantee any right to continue to provide services to the Company or any Affiliate.

6.Restrictions on Transfer and Pledge. No right or interest of Grantee in the Units may be pledged, encumbered, or hypothecated to or in favor of any party, or shall be subject to any lien, obligation, or liability of Grantee to any other party. The Units are not assignable or transferable by Grantee other than by will or the laws of descent and distribution.

7.Restrictions   on   Issuance   of   Shares.   If at any time the Committee shall determine, in its discretion, that registration, listing or qualification of the Shares underlying the Units upon any Exchange or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the Units, the Units will not be converted to Shares in whole or in part

Approved by Compensation Committee on 3.1.2018

Exhibit 10.8

unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

8.Payment of Taxes. The Company or any employer Affiliate has the authority and the right to deduct or withhold, or require Grantee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Grantee's FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with the Units. The withholding requirement shall be satisfied by withholding from the settlement of the Units Shares having a Fair Market Value on the date of withholding equal to the minimum amount required to be withheld for tax purposes.

9.Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Award Certificate, and this Award Certificate shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Certificate, the provisions of the Plan shall be controlling and determinative.

10.Successors. This Award Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Award Certificate and the Plan.

11.Severability. If any one or more of the provisions contained in this Award Certificate are invalid, illegal or unenforceable, the other provisions of this Award Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

12.Notice. Notices hereunder must be in writing, delivered personally or sent by registered or certified U.S. mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to FB Financial Corporation, 211 Commerce Street, Suite 300, Nashville , TN 37201; Attn: Corporate Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

13.Clawback. The Units shall be subject to any compensation recoupment policy of the Company that is applicable by its terms to Grantee and to awards of this type.

Approved by Compensation Committee on 3.1.2018